Exhibit 22.1
Owens & Minor, Inc.

List of Guarantor Subsidiaries

The following table lists the guarantors, issuers, or co-issuers of Owens & Minor, Inc.'s 2024 Notes as of June 30, 2023:

Entity:
Owens & Minor, Inc.
Owens & Minor Distribution, Inc.
Owens & Minor Medical, Inc.
Barista Acquisition I, LLC
Barista Acquisition II, LLC
O&M Halyard, Inc.
O&M Byram Holding, GP
Byram Holdings I, Inc.
Byram Healthcare Centers, Inc.
Owens & Minor International Logistics, Inc.
AVID Medical, Inc., a Delaware corporation
Clinical Care Services, L.L.C., a Utah limited liability company
Diabetes Specialty Center, L.L.C., a Utah limited liability company
Fusion 5 Inc., a Delaware corporation
Halyard North Carolina, LLC, a North Carolina limited liability company
Medical Action Industries, Inc., a Delaware corporation
O&M Worldwide, LLC, a Virginia limited liability company
Owens & Minor Global Resources, LLC, a Virginia limited liability company
Apria, Inc.
Apria Healthcare Group LLC
Apria Healthcare LLC
Apria Holdco LLC
CPAP Sleep Stores, LLC
DMEHUB LLC
Healthy Living Home Medical LLC
Lofta, Inc.
American Contract Systems, Inc.